UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK INNOVATION AND GROWTH TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Matters

BlackRock Innovation and Growth Term Trust (NYSE: BIGZ)

Vote today! Defend your fund, save your income.

BlackRock is fighting for you. Vote now and make your voice heard:

Vote today:

- Phone
- Online
- **WHITE** proxy card

How to vote:

- **FOR** the BlackRock nominees
- **AGAINST** Saba's proposal to terminate investment mgmt. agreement

HOW TO VOTE: Use the **WHITE** proxy card, and vote **FOR** your experienced nominees and **AGAINST** Saba's proposal.

	FOR	AGAINST	ABSTAIN
1. To Elect the Class I and Class II Board Member Nominees.			
1.1 Cynthia L. Egan (Class I)	☑	☐	☐
1.2 Lorenzo A. Flores (Class I)	☑	☐	☐
1.3 Stayce D. Harris (Class I)	☑	☐	☐
1.4 R. Glenn Hubbard (Class II)	☑	☐	☐
1.5 W. Carl Kester (Class II)	☑	☐	☐
1.6 Catherine A. Lynch (Class I)	☑	☐	☐
1.7 John M. Perlowski (Class II)	☑	☐	☐
2. If properly presented at the meeting, a proposal submitted by hedge fund managed by Saba Capital Management L.P. to terminate the investment management agreement between the Trust and BlackRock Advisors, LLC.	☐	☑	☐

! IMPORTANT: Do not return any gold proxy card from Saba

BlackRock is delivering real value:

Your Fund outperformed peers in 2023[1]

Total shareholder returns (2023)[1]



19.19%
16.34%
BIGZ
ASG

BIGZ delivered higher yield on NAV compared to peers[1]

Yield on NAV

12.1%
BIGZ

8.2%
ASG

Actions taken by your Board and management team have narrowed BIGZ's discount to NAV

Total discount narrowing[2]

35.6%

Discount to NAV[2] **22.9%** 12/31/2022 → **14.7%** 5/24/2024

BlackRock's open market share repurchase program enhances the value of your investment

Share repurchases drive meaningful gains in NAV[1]

$177m Shares repurchased → **$35.5m** NAV accretion for our shareholders

BlackRock

1 Bloomberg as of 5/24/2024; Notes: Inception as of 3/29/2021; Total shareholder return on price annualized for periods longer than 1 year (assumes dividends are reinvested)
2 12/31/2022 – 5/24/2024; Morningstar/BlackRock data as of 5/24/2024

The truth about Saba

Setting the record straight

Saba has made numerous unsubstantiated claims about BlackRock, your Fund, and your Board—but they do not add up.

Myth	Reality
Saba claims that its actions are in the best interest of CEF shareholders	Saba has chosen to use its vast resources to buy large stakes in closed-end funds (CEF), engage in costly proxy fights, and force actions that provide Saba with a quick profit for themselves at your expense.

Myth	Reality
Saba claims BlackRock CEFs aren't delivering results for investors	BlackRock CEFs have delivered consistent long-term value over time, generating $3.6 billion in gains in 2023 alone while paying shareholders $3.1 billion per year via dividends[3]. We have also repurchased $1.3 billion in shares, generating over $200 million in gains[4].

Myth	Reality
Saba claims to be a better CEF manager than BlackRock	BlackRock has a 35+ year track record of delivering long-term value for CEF shareholders. At the funds Saba has taken over (BRW, SABA), shareholders are now exposed to riskier strategies, leaving them with a fund that no longer serves their original goals, as well as higher management fees.

Saba's CEF track is marked by failure and underperformance[5]:



BRW
Total Shareholder Return5
BRW
Morningstar US CEF Bank Loans
BlackRock Bank Loans Funds Median
Since takeover (6/4/2021 – 5/24/2024)
13.4%
18.0%
30.6%

3 Annualized estimate based on June 2024 dividends for BlackRock closed-end funds
4 BlackRock. Since inception of the funds' repurchase programs to 4/30/2024. Date of inception of BCAT, ECAT, BIGZ, BMEZ and BSTZ repurchase programs is 11/19/2021. Date of inception of BFZ, BNY, MHN, MPA and MYN repurchase programs is 11/15/2018
5 Bloomberg as of 5/24/2024; Total shareholder return on price (assumes dividends are reinvested)

BlackRock.

Vote today. Make your voice heard, and save your fund and your investment. This is no time for taking chances. We need all shareholders to vote on the enclosed WHITE proxy card today to preserve YOUR Fund: FOR AGAINST ABSTAIN 1. To Elect the Class I and Class II Board Member Nominees. 1.1 Cynthia L. Egan (Class I) 1.2 Lorenzo A. Flores (Class I) 1.3 Stayce D. Harris (Class I) 1.4 R. Glenn Hubbard (Class II) 1.5 W. Carl Kester (Class II) 1.6 Catherine A. Lynch (Class I) 1.7 John M. Perlowski (Class II) FOR AGAINST ABSTAIN 2. If properly presented at the meeting, a proposal submitted by Saba Capital Management L.P. to terminate the investment agreement between the Trust and BlackRock Advisors, LLC. How do I vote? Vote online Vote by phone Vote by mail Using the website provided on YOUR enclosed WHITE proxy card and following the simple instructions By calling the toll-free number on YOUR enclosed WHITE proxy card and following the simple instructions By completing and returning YOUR enclosed WHITE card in the postage paid envelope provided ! Do NOT send back any proxy card you may receive from Saba If you have already sent back the proxy card received from Saba, you can still change your vote by promptly voting on the WHITE proxy card, which will replace the proxy card you previously completed. If you have any questions about the proposals to be voted, please feel free to contact Georgeson LLC (“Georgeson”), toll free at 1-866-529-6605.

BlackRock Innovation and Growth Term Trust (the "Trust") has adopted a managed distribution plan (the "Plan") to support a monthly distribution based on an annual rate of 6% (for purposes of the May 31, 2024 distribution) of the Fund's 12-month rolling average daily net asset value calculated 5 business days prior to declaration date of each distribution. Effective May 20, 2024, the Trust will pay monthly distributions based on annual rate of 12% (beginning with the June 2024 distribution) of the Fund's 12-month rolling average daily net asset value calculated 5 business days prior to declaration date of each distribution. **The distribution rate is subject to change at the discretion of the Board.** Under its Plan, the Trust will distribute all available net income to its shareholders, consistent with its investment objectives and as required by the Internal Revenue Code of 1986, as amended (the "Code"). If sufficient income (inclusive of net investment income and short-term capital gains) is not available on a monthly basis, the Trust will distribute long-term capital gains and/or return capital to its shareholders in order to maintain a level distribution.

The Trust's estimated sources of the distribution paid on May 31, 2024 and for its current fiscal year are as follows:

Estimated Allocations as of May 31, 2024[1]

Distribution	Net Income	Net Realized Short-Term Gains	Net Realized Long-Term Gains	Return of Capital
$0.044440	$0 (0%)	$0 (0%)	$0 (0%)	$0.044440 (100%)

Estimated Allocations for the Fiscal Year through May 31, 2024[1]

Distribution	Net Income	Net Realized Short-Term Gains	Net Realized Long-Term Gains	Return of Capital
$0.222760	$0 (0%)	$0 (0%)	$0 (0%)	$0.222760 (100%)

[1] The Trust estimates that it has distributed more than its income and net-realized capital gains in the current fiscal year; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the shareholder's investment is paid back to the shareholder. A return of capital distribution does not necessarily reflect the Trust's investment performance and should not be confused with "yield" or "income." When distributions exceed total return performance, the difference will reduce the Trust's net asset value per share.

The amounts and sources of distributions reported are only estimates and are being provided to you pursuant to regulatory requirements and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Trust Performance and Distribution Rate Information*

Average annual total return (in relation to NAV) for the 5-year period ending on 4/30/2024	Annualized current distribution rate expressed as a percentage of NAV as of 4/30/2024	Cumulative total return (in relation to NAV) for the fiscal year through 4/30/2024	Cumulative fiscal year distributions as a percentage of NAV as of 4/30/2024
(16.82)%	6.19%	(2.33)%	2.07%

* The Trust launched within the past 5 years; the performance and distribution rate information presented for the Trust reflects data from inception to 4/30/2024.

Shareholders should not draw any conclusions about the Trust's investment performance from the amount of the Trust's current distributions or from the terms of the Trust's Plan.

The distribution rate under the Plan is subject to change at the discretion of the Board. The Plan will be subject to ongoing review by the Board to determine whether the Plan should be continued, modified or terminated. The Board may amend the terms of the Plan or suspend or terminate the Plan at any time without prior notice to the Trust's shareholders if it deems such actions to be in the best interest of the Trust or its shareholders. The amendment or termination of the Plan could have an adverse effect on the market price of the Trust's shares.

Important Information about the Fund

This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock Innovation and Growth Term Trust (BIGZ). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. **This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities.**

Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund's dividend yield, market price and NAV will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares.

Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and net asset value (NAV) of a fund's shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount.

© 2024 BlackRock, Inc. or its affiliates. All Rights Reserved. **BLACKROCK** is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners.

June 2024 |BlackRock Innovation and Growth Term Trust (BIGZ)

Not FDIC Insured • May Lose Value • No Bank Guarantee

BlackRock

BIGZ_2024_FL6